Exhibit 99.1

22nd Century Group Appoints New Director and New Chairman

22nd Century Group, Inc. (NYSE American: XXII), a plant biotechnology company that is a leader in tobacco harm reduction, Very Low Nicotine Content (VLNC) tobacco and hemp/cannabis research, announced the appointment of Roger O’Brien as a new member of 22nd Century Group’s Board of Directors (the “Board”) and the appointment of Nora Sullivan, an existing director of the Board, as the new Chairman of the Board.

“We welcome Roger to 22nd Century’s Board of Directors and congratulate Nora on her appointment as Chairman. Roger’s extensive experience in strategy and management consulting and Nora’s deep experience in capital markets, private equity, and matters of public company governance, including as a long-time member of 22nd Century’s Board, will be of tremendous value to the company as we pursue our two strategic growth objectives in tobacco harm reduction and in the emerging hemp/cannabis space,” said Michael Zercher, President and Chief Operating Officer of 22nd Century Group.

“With the authorization of our PMTA application last month and our preparations well underway for the FDA’s Tobacco Products Scientific Advisory Committee meeting next month to review our MRTP application, we continue to move strongly towards receiving the final FDA authorization that will allow us to fully commercialize our VLNC tobacco and intellectual property. On the hemp/cannabis side of our business, we are making great strides in our hemp cannabis plant R&D in partnership with KeyGene, and we remain very pleased with our initial investment in and partnership with Panacea Life Sciences. We also continue to explore a number of new possible investments and strategic partnerships in the fast-growing hemp/cannabis space with the vision of building a differentiated and synergistic portfolio of operating companies to commercialize our proprietary hemp/cannabis plants and intellectual property in development. We look forward to working closely with Nora, Roger and 22nd Century’s other Directors to create meaningful shareholder value,” continued Zercher.

Mr. O’Brien was appointed as a Class II director to fill the vacancy in the Class II director position on the Board resulting from the death of Dr. Joseph Dunn. Mr. O’Brien has served since 2000 as the President of O’Brien Associates, LLC, a general management consulting firm providing advisory and implementation services to companies in a variety of competitive industries, with special focus on general management, technology commercialization, marketing and strategy development. From 1998 to 1999, Mr. O’Brien served as the Chief Operating Officer of Ultralife Batteries, Inc., and from 1991 to 1996, he was the Chief Executive Officer and a major shareholder of Holotek Ltd., a high-technology company with a proprietary position in the design, development, manufacture and sales of laser imaging systems worldwide. Mr. O’Brien is currently a member of the Board of Directors of Innovative Technology Solutions and Bristol-ID Technologies, Inc. In addition, Mr. O’Brien is an adjunct professor at the Rochester Institute of Technology, where he is a graduate instructor in Rochester, New York and Croatia. Mr. O’Brien holds a Bachelor of Science degree in Nuclear Engineering from New York University and an MBA degree from The Wharton School of the University of Pennsylvania.

Nora Sullivan has served as a director of 22nd Century Group since May 18, 2015. Ms. Sullivan is also currently President of Sullivan Capital Partners, LLC, a financial services company providing investment banking and consulting services to businesses seeking growth through acquisitions, strategic partnerships and joint venture relationships. Her experience includes the development and advancement of strategic initiatives and the implementation of best practice governance policies. Prior to founding Sullivan Capital Partners in 2004, Ms. Sullivan worked for Citigroup Private Bank from 2000 to 2004, providing capital markets and wealth management services to high net worth individuals and institutional clients. From 1995 to 1999, Ms. Sullivan was Executive Vice President of Rand Capital Corporation (NASDAQ: RAND), a publicly traded closed-end investment management company providing capital and managerial expertise to small and mid-size businesses. Ms. Sullivan is also a member of the Boards of Directors of Evans Bancorp, Inc. (NYSE American - EVBN), Robinson Home Products, and Rosina Food Products. She is also a member of the Investment Committee of the Patrick P Lee Foundation, Chairman of the Technology Transfer Committee of the Roswell Park Comprehensive Cancer Center, and a member of the Board of Directors of the Cortland College Foundation. Ms. Sullivan holds an MBA degree in Finance and International Business from Columbia University Graduate School of Business and a Juris Doctor degree from the University of Buffalo School of Law.

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on technology that allows it to decrease the level of nicotine in tobacco plants and to modify the level of cannabinoids in hemp/cannabis plants through genetic engineering and modern plant breeding. 22nd Century’s growth strategies are focused on meaningful, long-term, shareholder value creation. The Company’s first strategic growth objective is to drive change in the tobacco industry by reducing the harm caused by smoking through the commercialization of its proprietary Very Low Nicotine Content tobacco and related intellectual property. The Company’s second strategic growth objective is to build a leading, profitable business in the fast-growing, emerging, legal hemp/cannabis space by leveraging the Company’s leadership in cannabis plant research, comprehensive expertise in FDA-regulated spaces, leadership team with deep experience in consumer-packaged goods, and strong and flexible balance sheet. To learn more about, 22nd Century please visit www.xxiicentury.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 6, 2019, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.